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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 23, 2001
                        (Date of earliest event reported)



                                   MYRIENT, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                        0-26578                 33-0662114
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


            65 Enterprise, Aliso Viejo, California  92656
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 330-6500


                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 1.  Change in control of registrant.

Not applicable.

Item 2.  Acquisition or disposition of assets.

Not applicable.

Item 3.  Bankruptcy or receivership.

Not applicable.

Item 4.  Changes in registrant's certifying accountant.

Not applicable.

Item 5.  Other.

On August 21, 2001, MYRIENT, Inc. (the "Company") announced in a press release it reached a settlement with William J. Kettle and Adela M. Kettle, former Officers of the Company. A copy of the press release is attached. The terms of the settlement are a matter of public record on file with the Superior Court of California, Orange County. Some of the salient elements are as follows.

During the dispute, Bryan Turbow, the current President and Chief Technology Officer of the Company tendered 5,000,000 of his personal shares to Mr. Kettle, which were held as collateral while the parties negotiated. When the parties reached an agreement, the settlement called for title of the 5,000,000 shares to be transferred to Mr. Kettle. In addition, the Company issued 370,000 shares for other negotiated items. Upon the conclusion of the settlement, the Company restored 5,000,000 shares to Mr. Turbow.

The end result of the settlement is that Mr. Kettle received a total of 5,370,000 shares of common stock while the $2.2 million promissory note held by Mr. Kettle was cancelled.

Additionally, the settlement calls for an ongoing sale restriction on the shares issued to Mr. Kettle. Up to one percent (1%) of the total issued and outstanding shares of the company may be sold each quarter until such time as the Kettles transfer all of the 5,000,000 shares and for Mr. Kettle to file a form 13D with the Securities and Exchange Commission listing his current ownership interest in Myrient. Mr. Kettle agreed to provide monthly transaction records consisting of all transaction confirmations and the portions of his monthly brokerage statements relating to any transaction in Myrient stock and the monthly statements for all accounts in which Myrient stock transfers are effected. Mr. Kettle also agreed that so long as he owns the 5,000,000 shares of Myrient stock, he will not exercise his voting rights on such stock and Myrient will not recognize voting rights for these shares while owns by Mr. Kettle.

Item 6.  Resignations of registrant's directors.

Not applicable.

Item 7.  Financial Statements and Exhibits.

Press Release on August 21, 2001.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 23, 2001.

                                                 MYRIENT, INC.

                                             By  /S/  BRYAN L. TURBOW
                                                 ----------------------
                                                 Bryan L. Turbow
                                                 President

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